EXHIBIT 10.9

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is made and entered in this 30th day of March 2012 by and among Linkwell Corporation, a Florida corporation (“Linkwell”), Metamining Nevada, Inc., a Nevada corporation which is a wholly owned subsidiary of the Shareholder (“Metamining”), and Metamining Inc., a California corporation (the “Shareholder”).

RECITALS:

A.           The Shareholder owns all of the issued and outstanding capital stock of Metamining, consisting of 60,000 shares of common stock (the “Metamining Shares”).

B.           Linkwell desires to acquire the Metamining Shares from the Shareholder in exchange for 9,000,000 shares of its Series C Convertible Preferred Stock (the “Preferred Shares”) attached hereto as Exhibit A and Series C common stock purchase warrants to purchase additional shares of Linkwell’s common stock (the “Warrants”) attached hereto as Exhibit B (collectively, the “Linkwell Securities”).

C.           The Shareholder desires to exchange its Metamining Shares for the Linkwell Securities upon the terms and conditions set forth herein.

D.           It is the intention of the parties hereto that:  (i) Linkwell shall acquire the Metamining Shares solely for the consideration set forth below (the “Exchange”); (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and under the applicable securities laws of the jurisdiction where the Shareholder resides.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

Section 1.  Exchange of Shares

1.1           Exchange of Shares.  On the Closing Date (as hereinafter described) the Shareholder shall tender the Metamining Shares to Linkwell, and Linkwell shall issue the Linkwell Securities to the Shareholder in exchange therefor.  The designations, rights and preferences of the Preferred Shares are set forth on Exhibit A attached hereto and incorporated herein by such reference, and the form of Warrant is attached hereto as Exhibit B and incorporated herein by such reference.

1.2           Delivery of Metamining Shares and the Linkwell Securities.  On the Closing Date, the Shareholder will deliver to Linkwell the certificate(s) representing the Metamining Shares, duly endorsed for transfer (or with executed stock power(s)) so as to convey good and marketable title to the Metamining Shares to Linkwell, and, simultaneously therewith, Linkwell will deliver certificates evidencing the Linkwell Securities to the Shareholder, registered to the Shareholder.

Section 2.  Representations and Warranties of the Shareholder

The Shareholder represents and warrants to Linkwell as follows:

2.1           Organization and Good Standing.  The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of California, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  The Shareholder is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.  Metamining is a wholly-owned subsidiary of the Shareholder.

2.2           Authorization; Enforceability; No Breach.  The Shareholder has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of the Shareholder enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby will not:

(a)           violate any provision of the Articles of Incorporation or By-Laws of the Shareholder;

(b)           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute ( or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Shareholder is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Shareholder, or upon the properties or business of the Shareholder; or

(d)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of the Shareholder.

2.3           Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving the Shareholder or its properties or rights which (a) could reasonably be expected to have a material adverse effect on the Shareholder taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

2.4           Information on Shareholder.  The Shareholder is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and, with it representatives, has such knowledge and experience in financial, tax and other business matters as to enable it to utilize the information made available by Linkwell to evaluate the merits and risks of and to make an informed investment decision with respect to this Agreement, which represents a speculative investment.  Shareholder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

2.5           Investment Intent.  Shareholder understands that the Linkwell Securities have not been registered under the Securities Act, that the Exchange commences a new holding period for the Linkwell Securities, and the Linkwell Securities, or any shares of Linkwell’s common stock underlying the Linkwell Securities, may not be sold, assigned, pledged, transferred or otherwise disposed of unless the Linkwell Securities are registered under the Securities Act or an exemption from registration is available.  Shareholder represents and warrants that it is acquiring the Linkwell Securities for its own account, for investment, and not with a view to the sale or distribution of the Linkwell Securities except in compliance with the Securities Act.  Each certificate representing the Linkwell Securities will have the following or substantially similar legend thereon:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws.  The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless, in the opinion of counsel satisfactory to the Company, registration is not required under the Act or any applicable state securities laws.”

2.6           Ownership of Metamining Shares.  Shareholder is the sole record and beneficial owner of the Metamining Shares, all of which shares are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.  There are no outstanding subscriptions, rights, options, warrants or other agreements obligating Shareholder to sell or transfer to any third person any or all of the Metamining Shares owned by Shareholder, or any interest therein.  Shareholder has the power to enter into this Agreement and to carry out its obligations hereunder.

2.7           Brokers or Finders.  No broker’s or finder’s fee will be payable by the Shareholder in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Shareholder.

Section 3.  Representations and Warranties of Metamining

Metamining hereby represents and warrants to Linkwell as follows:

3.1           Organization and Good Standing.  Metamining is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Metamining is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.  Metamining has no subsidiaries.

3.2           Authorization; Enforceability; No Breach.  Metamining has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of Metamining enforceable against it  in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by Metamining and the consummation of the transactions contemplated hereby will not:

(a)           violate any provision of the Articles of Incorporation or By-Laws of Metamining;

(b)           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute ( or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Metamining is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Metamining or upon the properties or business of Metamining; or

(d)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Metamining.

3.3           Compliance with Laws.  Metamining has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Metamining taken as a whole.

3.4           Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Metamining or its properties or rights which (a) could reasonably be expected to have a material adverse effect on Metamining taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

3.5           Real Estate.  The Metamining Financial Statements (as hereinafter defined) set forth all real property owned by Metamining or mining rights held by it under leases or subleases (the "Leases"), true and correct copies of which have been previously provided to Linkwell.  The Leases are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such Lease any default by Metamining or, to Metamining’ s knowledge, of any event that, with notice or lapse of time or both, would constitute a default by Metamining or, to Metamining’ s knowledge, by any other person. All rent and other charges currently due and payable under the Leases have been paid.

3.6           Assets.  Metamining owns all rights, title and interest in and to its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

3.7           Contracts.  Schedule 3.7 sets forth all contracts to which Metamining is a party.  Other than as set forth on Schedule 3.7, Metamining is not a party to any contracts, agreements, engagement letters, or other understandings which bind Metamining or its assets.

3.8           Financial Statements.  Metamining has previously delivered to Linkwell an audited balance sheet at December 31, 2011 together with audited statements of operations, cash flow and shareholders’ equity for period from March 30, 2011 (date of inception) through December 31, 2011 (the “Metamining Financial Statements”).  The Metamining Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved.

3.9           No Material Adverse Change.  Since the date of the Metamining Financial Statements, there has been no material adverse change in the assets, operations, financial condition or prospects of Metamining, taken as a whole.

3.10           Books and Records.  The financial records of Metamining accurately reflect in all material respects the information relating to the business of Metamining, the location and collection of its assets, the nature of all transactions giving rise to the obligations or accounts receivable of Metamining.

3.11           Notes Payable; Liabilities.  Metamining has previously delivered to Linkwell copies of notes payable in the aggregate amount of $11,250,000 (the “Notes”) to the payees and in the amounts set forth on Schedule 3.11 hereto.  Metamining has not suffered or incurred any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, including without limitation, liabilities on account of taxes, other governmental charges or legal proceedings, nor does Metamining have any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of Metamining (or in the notes thereto). (the “Metamining Liabilities”) other than (a) as set forth in the Metamining Financial Statements, or (b) previously discharged Metamining Liabilities.

3.12           Off Balance Sheet Arrangements.  Metamining is not a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among Metamining, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance-sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”))), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Metamining or its affiliates.

3.13           Capitalization.  The authorized capital stock of Metamining consists of 75,000 shares of common stock of which 60,000 shares are presently issued and outstanding.  Such shares of common stock are owned of record and beneficially by the Shareholder.  Metamining has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Metamining.  All of the Metamining Shares are duly authorized and validly issued, fully paid and non-assessable.

3.14           Taxes.  All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Metamining for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed.  Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. Metamining has no outstanding tax liabilities and has not received notice of any tax inquiry or audit against it.

3.15           Actions and Proceedings.  There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Metamining.  There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Metamining or any of its properties or assets.  There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding

3.16           Full Disclosure.  No representation or warranty by Metamining in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Linkwell pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Metamining.

3.17           Brokers or Finders.  No broker’s or finder’s fee will be payable by Metamining in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Metamining.

Section 4.  Representations and Warrants of Linkwell

Linkwell represent and warrants to Shareholder and Metamining as follows:

4.1           Organization and Good Standing.  Linkwell is a corporation duly organized, validly existing and in good standing under the laws of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Linkwell is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.  Linkwell’s subsidiaries, and its ownership interest in each, are  set forth in its Linkwell SEC Documents (as hereinafter defined).

4.2           Authorization; Enforceability; No Breach.  Linkwell has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of Linkwell enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by Linkwell and the consummation of the transactions contemplated hereby will not:

(e)           violate any provision of the Articles of Incorporation or By-Laws of Linkwell;

(f)           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute ( or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Linkwell is a party or by or to which it or any of its assets or properties may be bound or subject;

(g)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Metamining, or upon the properties or business of Linkwell;

(h)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Linkwell; or

(i)           trigger any put or call rights granted to Ecolabs, Inc. or otherwise give rise to any other rights to acquire any securities of Linkwell, or result in an adjustment of the exercise price of any outstanding option or warrant of Linkwell.

4.3           The Linkwell Securities.  The Linkwell Securities to be issued to the Shareholder have been, or on or prior to the Closing will have been, duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.

4.4           Linkwell Financial Statements and SEC Documents.  Linkwell’s audited balance sheets at December 31, 2011 and 2010, and the related statements of operations and shareholders’ equity for each the two fiscal years then ended (collectively, the “Linkwell Financial Statements”) have been filed by Linkwell with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.  The Linkwell Financial Statements have been prepared in accordance with GAAP.  Linkwell has filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 1, 2010 (the “Linkwell SEC Documents”).  As of their respective dates or, if amended, as of the date of such amendment, the Linkwell SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Linkwell SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received by Linkwell from the SEC or its staff. There has been no material correspondence between the SEC and Linkwell since November 6, 2011 that is not available on the SEC’s Electronic Data Gathering and Retrieval database.  Except (a) as reflected or reserved against in Linkwell’s most recent unaudited balance sheets (or stated in the notes thereto) at September 30, 2011 included in the Linkwell SEC Documents and (b) for liabilities and obligations incurred since September 30, 2011 in the ordinary course of business consistent with past practice (the “Linkwell Liabilities”), and Linkwell does not have any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of Linkwell (or in the notes thereto).

4.5           No Material Adverse Changes.  Since the date of the Linkwell Financial Statements, there has been no material adverse change in the assets, operations, financial condition or prospects of Linkwell, taken as a whole.

4.6           Compliance with Laws.  Linkwell has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Linkwell.

4.7           Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Linkwell or any of Linkwell's properties or rights which (a) could reasonably be expected to have a material adverse effect on Linkwell taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

4.8           Capitalization.  The authorized capital stock of Linkwell consists of (i) 150,000,000 shares of common stock, of which there are presently issued and outstanding the number of shares of common stock set forth on Schedule 4.8., and (ii) 10,000,000 shares of preferred stock, of which no shares are presently issued and outstanding. All of the previously designated and issued shares of Linkwell’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock have been converted into shares of Linkwell common stock pursuant to the terms of such preferred stock.  Linkwell has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Linkwell except as set forth in the Linkwell SEC Documents.  All of the issued and outstanding capital stock of Linkwell has been duly authorized and validly issued, fully paid and non-assessable, and was issued in compliance with applicable securities laws.

4.9           Taxes.  All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Linkwell for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed.  Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.  Linkwell has no outstanding tax liabilities and has not received notice of any tax inquiry or audit against it.

4.10           Reverse Stock Split.  Linkwell has not effected the one for thirty (1:30) reverse stock split (the “Reverse Stock Split”) of its outstanding common stock as contemplated in the definitive Information Statement on Schedule 14C as filed by Linkwell with the SEC on March 9, 2012.

4.11           Full Disclosure.  No representation or warranty by Linkwell in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Linkwell pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Linkwell.

4.12           Brokers or Finders.  No broker’s or finder’s fee will be payable by Linkwell in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Linkwell.

Section 5.  Covenants

5.1           Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require.  No investigation by a party hereto shall, however, diminish or waiver in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.  Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

5.2           Expenses.  Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

5.3           Further Assurances.  The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.4           Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

(a)           at the time of disclosure was public knowledge;

(b)           after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c)           the receiving party had within its possession at the time of disclosure.

5.5           Stock Certificates and Consideration.  At the Closing, the Shareholder shall have delivered the certificates representing the Metamining Shares duly endorsed (or with executed stock powers) so as to make Linkwell the sole owner thereof.  At such Closing, Linkwell shall issue to the Shareholder the Linkwell Securities as provided herein.

5.6           No Change to Capitalization.  From the date hereof and continuing to the Closing Date, neither Linkwell nor Metamining shall issue any shares of capital stock or any securities convertible into capital stock, or enter into any agreement to do so and Linkwell shall take no action to effect the previously approved Reverse Stock Split.

Section 6.  The Closing

The Closing shall take at a time and place mutually agreed upon by Linkwell, Metamining and the Shareholder following satisfaction or waiver of all conditions precedent to Closing (the “Closing”).  At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby.

Section 7.  Conditions Precedent to Closing

7.1           Conditions Precedent to the Obligation of Linkwell to Issue the Linkwell Securities.  The obligation of Linkwell to issue the Linkwell Securities to the Shareholder and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below.  These conditions are for Linkwell's sole benefit and may be waived by Linkwell at any time in its sole discretion.

(a)           The representations and warranties of Metamining and the Shareholder will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time;

(b)           Metamining and the Shareholder shall have performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to the Closing;

(c)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

(d)           There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of Metamining that is material and adverse to Metamining, taken as a whole;

(e)           The Shareholder shall have delivered to Linkwell the certificate(s) representing the Metamining Shares, duly endorsed for transfer (or with executed stock power(s);

(f)           The Shareholder shall have delivered the books and records of Metamining to Linkwell; and

(g)           Metamining and the Shareholder shall have delivered to Linkwell such other documents relating to the transactions contemplated by this Agreement as Linkwell may reasonably request.

7.2           Conditions Precedent to the Obligation of the Shareholder to Exchange Its Metamining Shares.  The obligation of the Shareholder to exchange its Metamining Shares for the Linkwell Securities and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Shareholder’s sole benefit and may be waived by the Shareholder at any time in its sole discretion.

(a)           The representations and warranties of Linkwell will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time;

(b)           Linkwell shall have performed all agreements and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing;

(c)           Linkwell shall revise its by-laws as may be required and appoint as directors two persons designated by the Shareholder;

(d)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

(e)           There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of Linkwell that is material and adverse to Linkwell, taken as a whole.  Linkwell shall have timely filed its Annual Report on Form 10-K for the year ended December 31, 2011 with the SEC, which such report shall have been prepared in conformity with the rules and regulations of the SEC and shall contain the unqualified audit report of Linkwell’s independent registered public accounting firm on its financial statements contained therein;

(f)           Linkwell shall have filed an amendment to its Articles of Incorporation in the form attached hereto as Exhibit A designating the Preferred Shares;

(g)           Linkwell’s common stock shall be quoted on the Pink Sheet;

(h)           Linkwell shall have delivered the Linkwell Securities to the Parent;

(i)           Linkwell shall have issued certificates representing 581,973 Preferred Shares to the entities, and in the amounts, set forth on Schedule 7.2 hereof; and

(j)           Linkwell shall have delivered to the Shareholder such other documents relating to the transactions contemplated by this Agreement as the Shareholder may reasonably request.

Section 8.  Survival of Representations and Warranties of Linkwell

Notwithstanding any right of the Shareholder fully to investigate the affairs of Linkwell, the Shareholder shall have the right to rely fully upon the representations, warranties, covenants and agreements of  contained in this Agreement or in any document delivered by Shareholder or any of its representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

Section 9.  Survival of Representations and Warranties of The Shareholder

Notwithstanding any right of Linkwell fully to investigate the affairs of Metamining, Linkwell has the right to rely fully upon the representations, warranties, covenants and agreements of Metamining and the Shareholder contained in this Agreement or in any document delivered to Linkwell by either entity or any of its respective representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

Section 10.  Indemnification

10.1           Obligation of Linkwell to Indemnify.  Subject to the limitations on the survival of representations and warranties contained in Section 9, Linkwell hereby agrees to indemnify, defend and hold harmless the Shareholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Linkwell contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

10.2           Obligation of the Shareholder to Indemnify.  Subject to the limitations on the survival of representations and warranties contained in Section 8, the Shareholder agrees to indemnify, defend and hold harmless Linkwell to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

Section 11.  Miscellaneous

11.1           Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

11.2           Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

11.3           Binding Agreement; Assignment.  This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement is not assignable except by operation of law.

11.4           Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

The Shareholder:                                1065 E. Hillsdale Blvd., Suite 318
Foster City, CA  94406

Metamining:                                        1065 E. Hillsdale Blvd., Suite 318
Foster City, CA  94406

Linkwell:                                              1104 Jiatong Road, Jiading District
Shanghai, China 201807

with a copy to:	Linkwell’s registered agent as reflect in the public records of the Secretary of State of Florida

Any notice or statement given under this Agreement shall be deemed to have been given if sent by certified mail, return receipt requested, overnight courier or personal delivery, to the other party(ies) at the addresses indicated above or at such other address or number as may be furnished in writing in accordance with this paragraph.

11.5           Governing Law; Venue.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Palm Beach, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

11.6           Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

11.7           Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Metamining Shares and the Linkwell Securities and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

11.8           Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

11.9           Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

11.10           Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. This Agreement may be executed and delivered by facsimile transmission and when so executed and delivered shall have the same effect as if the receiving party had received an original counterpart of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

LINKWELL CORPORATION

By: /s/ Xuelian Bian
      Xuelian Bian,
      Chief Executive Officer

METAMINING NEVADA, INC.

By: /s/ Song Qiang Chen
      Song Qiang Chen,
      Chairman

METAMINING, INC.

By: /s/ Song Qiang Chen
      Song Qiang Chen,
      Chairman

INDEX OF EXHIBITS AND SCHEDULES

Exhibit A	Articles of Amendment to the Articles of Incorporation of Linkwell Corporation containing the designations, rights and preferences of the Series C Convertible Preferred Stock

Exhibit B	Form of Linkwell Corporation Series C Common Stock Purchase Warrant

Schedule 3.7	Metamining Contracts

Schedule 3.11	Metamining Notes

Schedule 4.8	Linkwell Corporation listing of the outstanding and issued common stock as of March 28, 2012

Schedule 7.2                                                      Preferred Shares to be issued for consulting services

Schedule 3.7

Purchase and Sale Agreement (Agreement No. NV01) dated April 15, 2011 by and between Little Valley Group, LLC and Metamining, Inc.

Purchase and Sale Agreement (Agreement No. NV02) dated April 15, 2011 by and between Greater Nevada Ranches, LLC and Metamining Inc.

Purchase and Sales Agreement (Agreement No. NV03) dated April 15, 2011 by and between Western Resource Group, LLC and Metamining, Inc.

Schedule 3.11

See amounts due under contracts listed on Schedule 3.7

Schedule 4.8

Linkwell has 105,605,475 shares of common stock and no shares of preferred stock which are issued and outstanding.

Schedule 7.2

581,973 Preferred Shares are to be issued by Linkwell to China Direct Investments, Inc.